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                                  EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Hancock Holding Company on Form S-4 of our report dated January 12, 1996, incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus/Joint Proxy Statement, which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP
New Orleans, Louisiana
September 6, 1996





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